Exhibit 99.1

Investview Strengthens Board with New Appointment of Robert Verdun to Board of Directors

Haverford, PA, February 3, 2026 (GLOBE NEWSWIRE) — Investview, Inc. (OTCQB: INVU), a diversified financial technology services company operating across multiple business units that feature the sale of financial education products and services through a global network of independent distributors, the manufacture and sale of consumer health, wellness and nutrition products, an early-stage online trading broker-dealer platform for self-directed retail investors, and a sustainable blockchain technology focused on Bitcoin mining and related infrastructure, today announced the appointment of Robert Verdun to the Investview, Inc. Board of Directors, effective January 28, 2026.

“We are pleased to welcome Robert Verdun to the Investview Board of Directors,” said David Rothrock, Chairman of the Board of Investview, Inc. “Robert brings extensive experience in business strategy, operations, strategic growth and matters of corporate finance, all of which we expect will support the Board in its growth initiatives.”

Mr. Verdun, age 60, currently serves as Chief Executive Officer of Scaling Up Network LLC, a global organization providing executive coaching services to mid-market companies. He is also a Senior Partner at Solyco Capital, a private equity firm with approximately $300 million in capital under management. Mr. Verdun has served since December 2020 as a member of the Board of Directors of United Wholesale Mortgage, and more recently, as the Chair of their Audit Committee. United Wholesale Mortgage is an NYSE listed wholesale mortgage lender that, among other lines of business, underwrites loans for independent brokers, and as of 2024 was the largest mortgage lender in the United States. Since June 2025, Mr. Verdun has also been a member of the Board of Directors of Medwatch Technologies, the first non-invasive health management platform, combining breakthrough biosensing and AI coaching to deliver a comprehensive proactive health management experience. Prior to that, Mr. Verdun served on the Board of Directors of Slang Worldwide Inc., a Canadian public company focusing on consumer-packaged cannabis goods, from July 2020 to November 2021.

Mr. Verdun’s other professional endeavors include serving as Founder and President, of Computerized Facility Integration LLC, a management consulting and enterprise technology services provider that was sold to Cantor Fitzgerald in 2015. Among other professional accomplishments, Mr. Verdun has held leadership roles within the Young Presidents’ Organization (YPO), including Past President of YPO Detroit and current President of YPO Fort Lauderdale, and was an award winner of the Ernst and Young Entrepreneur of the Year award in 2010 and 2014, and was a Graduate of the Massachusetts Institute of Technology (MIT) Entrepreneurial Master’s Program.

“I am pleased to join the Investview Board of Directors,” said Mr. Verdun. “I look forward to working with the Board and management team to support the Company’s growth initiatives and strategic priorities.”

About Investview, Inc.

Investview, Inc., a Nevada corporation, operates a financial technology (FinTech) services company, offering several different lines of business, including a Financial Education and Technology business that delivers a series of products and services involving financial education, digital assets and related technology, through a network of independent distributors; and a Blockchain Technology and Crypto Mining Products and Services business, involving the management of digital asset technologies with a focus on Bitcoin mining and the new generation of digital assets. In addition, we are in the process of creating a Brokerage and Financial Markets business within the investment management and brokerage industries by, among others, planning to commercialize on a proprietary trading platform we acquired in September 2021. For more information on Investview, please visit: www.investview.com.

About Opencash Securities LLC

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Forward-Looking Statement

All statements in this release that are not based on historical fact are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies, and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “should,” “could,” “seek,” “intend,” “plan,” “goal,” “estimate,” “anticipate” or other comparable terms. These forward-looking statements are based on Investview’s current beliefs and assumptions and information currently available to Investview and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Information on potential factors that could affect Investview’s future results is included from time to time in Investview’s public reports filed with the U.S. Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. The forward-looking statements made in this release speak only as of the date of this release, and Investview, Inc. assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Investor Relations

Contact: Ralph R. Valvano

Phone Number: 732.889.4300

Email: pr@investview.com